EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 9, 2002 (except for Note 12, as to which the date is December 31, 2002), in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-103610) and related Prospectus of Biopure Corporation dated on or about April 16, 2003.


                                                      /s/ Ernst & Young LLP

Boston, Massachusetts
April 9, 2003